Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Second Quarter 2018 Results

Company Raises 2018 Full-Year Revenue and EPS Guidance

ATLANTA – July 24, 2018 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the second quarter ended June 30, 2018, of $0.42 compared to $0.45 in Q2 2017, on license revenue of $13.0 million, cloud subscriptions revenue of $5.4 million and total revenue of $141.9 million. Non-GAAP adjusted diluted earnings per share for Q2 2018 was $0.47 compared to $0.50 in Q2 2017.

“Q2 was another good quarter for our company with the underlying business fundamentals strengthening,” said Manhattan Associates president and CEO Eddie Capel. “Q2 total revenue and earnings per share performance improved over Q1 and were slightly ahead of our expectations. Based on our outlook for the remainder of the year, we are raising our 2018 full-year guidance for total revenue and earnings.”

“While cautious regarding global geopolitical and economic volatility, we continue to be very bullish on the market opportunity ahead and are investing significant capital into transformative industry leading innovation. Our transition to Cloud continues as planned, and at our Momentum customer conference in May, we unveiled exciting product advancements, enabling our clients to Push Possible™ with their commerce supply chains,” added Mr. Capel.

SECOND QUARTER 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share was $0.42 in Q2 2018 compared to $0.45 in Q2 2017.

•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.47 in Q2 2018, compared to $0.50 in Q2 2017.
•

Consolidated total revenue was $141.9 million in Q2 2018, compared to $154.1 million in Q2 2017. License revenue was $13.0 million in Q2 2018, compared to $20.1 million in Q2 2017. Cloud subscription revenue was $5.4 million in Q2 2018, compared to $2.4 million in Q2 2017.

•	GAAP operating income was $35.7 million in Q2 2018, compared to $49.3 million in Q2 2017.
•	Adjusted operating income, a non-GAAP measure, was $40.7 million in Q2 2018, compared to $55.2 million in Q2 2017.
•	Cash flow from operations was $16.8 million in Q2 2018, compared to $11.3 million in Q2 2017. Days Sales Outstanding was 64 days at June 30, 2018, compared to 59 days at March 31, 2018.
•	Cash and investments totaled $83.4 million at June 30, 2018, compared to $119.0 million at March 31, 2018.
•

During the three months ended June 30, 2018, the Company repurchased 1,082,660 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $47.9 million. In July 2018, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

SIX MONTH 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share for the six months ended June 30, 2018 was $0.75, compared to $0.85 for the six months ended June 30, 2017.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.84 for the six months ended June 30, 2018, compared to $0.92 for the six months ended June 30, 2017.

•

Consolidated revenue for the six months ended June 30, 2018, was $272.4 million, compared to $297.6 million for the six months ended June 30, 2017. License revenue was $20.5 million for the six months ended June 30, 2018, compared to $41.3 million for the six months ended June 30, 2017. Cloud subscription revenue was $9.8 million for the six months ended June 30, 2018, compared to $3.9 million for the six months ended June 30, 2017.

•	GAAP operating income was $63.5 million for the six months ended June 30, 2018, compared to $91.0 million for the six months ended June 30, 2017.
•	Adjusted operating income, a non-GAAP measure, was $73.0 million for the six months ended June 30, 2018, compared to $101.5 million for the six months ended June 30, 2017.
•	Cash flow from operations was $68.1 million in the six months ended June 30, 2018, compared to $72.6 million in the six months ended June 30, 2017.
•

During the six months ended June 30, 2018, the Company repurchased 2,240,356 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $97.8 million.

NEW PRESENTATION OF CONSOLIDATED STATEMENTS OF INCOME

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. For further detail, please see note 7 in the supplemental financial information accompanying this press release.

2018 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2018:

	Guidance Range - 2018 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$548	$560	-8%	-6%

Total revenue - previous guidance	$546	$558	-8%	-6%

Operating Margin:
GAAP operating margin - current guidance	21.1%	21.4%	-10.1%	-9.8%
Equity-based compensation	3.7%	3.6%
Adjusted operating margin(1) - current guidance	24.8%	25.0%	-9.7%	-9.5%

GAAP operating margin - previous guidance	20.0%	20.4%	-11.2%	-10.8%
Equity-based compensation	4.0%	3.9%
Adjusted operating margin(1) - previous guidance	24.0%	24.3%	-10.5%	-10.2%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.32	$1.36	-21%	-19%
Equity-based compensation, net of tax	0.25	0.25
Adjusted EPS(1) - current guidance	$1.57	$1.61	-16%	-14%

GAAP EPS - previous guidance	$1.23	$1.27	-27%	-24%
Equity-based compensation, net of tax	0.25	0.25
Adjusted EPS(1) - previous guidance	$1.48	$1.52	-21%	-19%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its second quarter financial results will be held today, July 24, 2018, at 4:30 p.m. Eastern Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 6059039 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ third quarter 2018 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted cost of services, and adjusted cost of cloud subscriptions, maintenance and services in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and six months ended June 30, 2018.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and a restructuring charge – all net of income tax effects, and the impact of the Tax Cuts and Jobs Act. Adjusted cost of services and adjusted cost of cloud subscriptions, maintenance and services exclude the impact of equity-based compensation. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2018 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Software license	$12,973	$20,064	$20,528	$41,341
Cloud subscriptions	5,377	2,378	9,846	3,874
Maintenance	36,993	35,959	73,390	69,335
Services	82,267	85,327	161,024	165,108
Hardware	4,261	10,413	7,652	17,972
Total revenue	141,871	154,141	272,440	297,630
Costs and expenses:
Cost of license	2,096	1,438	3,404	2,790
Cost of cloud subscriptions, maintenance and services	56,985	53,109	113,471	108,008
Cost of hardware	-	7,766	-	13,136
Research and development	18,176	14,102	35,235	28,327
Sales and marketing	13,809	11,732	26,693	23,521
General and administrative	12,885	11,387	25,685	23,259
Depreciation and amortization	2,235	2,326	4,437	4,588
Restructuring charge	-	3,022	-	3,022
Total costs and expenses	106,186	104,882	208,925	206,651
Operating income	35,685	49,259	63,515	90,979
Other income (loss), net	986	(68)	1,707	(439)
Income before income taxes	36,671	49,191	65,222	90,540
Income tax provision	9,003	18,047	14,902	31,172
Net income	$27,668	$31,144	$50,320	$59,368

Basic earnings per share	$0.42	$0.45	$0.75	$0.85
Diluted earnings per share	$0.42	$0.45	$0.75	$0.85

Weighted average number of shares:
Basic	66,429	69,227	66,987	69,610
Diluted	66,535	69,421	67,132	69,844

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Operating income	$35,685	$49,259	$63,515	$90,979
Equity-based compensation (a)	4,927	2,796	9,270	7,268
Purchase amortization (c)	108	108	215	215
Restructuring charge (d)	-	3,022	-	3,022
Adjusted operating income (Non-GAAP)	$40,720	$55,185	$73,000	$101,484

Income tax provision	$9,003	$18,047	$14,902	$31,172
Equity-based compensation (a)	1,207	1,021	2,271	2,653
Tax benefit of stock awards vested (b)	(19)	(93)	730	1,875
Purchase amortization (c)	26	40	53	79
Restructuring charge (d)	-	1,103	-	1,103
U.S. Tax Cuts and Jobs Act impact (e)	-	-	348	-
Adjusted income tax provision (Non-GAAP)	$10,217	$20,118	$18,304	$36,882

Net income	$27,668	$31,144	$50,320	$59,368
Equity-based compensation (a)	3,720	1,775	6,999	4,615
Tax benefit of stock awards vested (b)	19	93	(730)	(1,875)
Purchase amortization (c)	82	68	162	136
Restructuring charge (d)	-	1,919	-	1,919
U.S. Tax Cuts and Jobs Act impact (e)	-	-	(348)	-
Adjusted net income (Non-GAAP)	$31,489	$34,999	$56,403	$64,163
				-

Diluted EPS	$0.42	$0.45	$0.75	$0.85
Equity-based compensation (a)	0.06	0.03	0.10	0.07
Tax benefit of stock awards vested (b)	-	-	(0.01)	(0.03)
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	-	0.03	-	0.03
Adjusted diluted EPS (Non-GAAP)	$0.47	$0.50	$0.84	$0.92

Fully diluted shares	66,535	69,421	67,132	69,844

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cost of services	$1,556	$580	$2,673	$1,721
Research and development	1,140	434	2,061	1,154
Sales and marketing	347	393	905	1,060
General and administrative	1,884	1,389	3,631	3,333
Total equity-based compensation	$4,927	$2,796	$9,270	$7,268

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In May 2017, we eliminated about 100 positions due to the headwinds in the retail sector and to align our services capacity with demand. That action did not impair or alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of that initiative, we recorded a charge of approximately $3.0 million in the second quarter of 2017. The charge primarily consisted of employee severance and employee transition and outplacement costs. We do not believe that the charge was a cost resulting from normal operating activities. Consequently, we excluded that charge from adjusted non-GAAP results.

(e)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million because of the enactment of the Tax Cuts and Jobs Act (the Act) in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We adjusted our provisional estimate by $0.3 million during the six months ended June 30, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,034	$125,522
Short-term investments	4,392	-
Accounts receivable, net of allowance of $2,753 and $2,692, respectively	99,112	92,231
Prepaid expenses and other current assets	22,192	10,320
Total current assets	204,730	228,073

Property and equipment, net	15,323	15,493
Goodwill, net	62,244	62,248
Deferred income taxes	606	1,877
Other assets	9,592	7,304
Total assets	$292,495	$314,995

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,192	$14,028
Accrued compensation and benefits	25,393	15,826
Accrued and other liabilities	11,029	12,105
Deferred revenue	90,413	75,068
Income taxes payable	-	7,228
Total current liabilities	148,027	124,255

Other non-current liabilities	15,226	15,784

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2018 and 2017	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 65,759,735 and 67,776,138 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	658	678
Retained earnings	143,994	186,117
Accumulated other comprehensive loss	(15,410)	(11,839)
Total shareholders' equity	129,242	174,956
Total liabilities and shareholders' equity	$292,495	$314,995

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2018	2017
	(unaudited)	(unaudited)
Operating activities:
Net income	$50,320	$59,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,437	4,588
Equity-based compensation	9,270	7,268
(Gain) loss on disposal of equipment	(37)	9
Deferred income taxes	803	1,966
Unrealized foreign currency (gain) loss	(1,359)	42
Changes in operating assets and liabilities:
Accounts receivable, net	(7,913)	5,243
Other assets	(5,217)	(2,985)
Accounts payable, accrued and other liabilities	15,846	(2,117)
Income taxes	(14,300)	(9,336)
Deferred revenue	16,244	8,549
Net cash provided by operating activities	68,094	72,595

Investing activities:
Purchase of property and equipment	(4,055)	(2,703)
Net purchases of investments	(5,196)	(9,457)
Net cash used in investing activities	(9,251)	(12,160)

Financing activities:
Purchase of common stock	(103,714)	(81,620)
Net cash used in financing activities	(103,714)	(81,620)

Foreign currency impact on cash	(1,617)	2,274

Net change in cash and cash equivalents	(46,488)	(18,911)
Cash and cash equivalents at beginning of period	125,522	95,615
Cash and cash equivalents at end of period	$79,034	$76,704

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.40	$0.45	$0.47	$0.36	$1.68	$0.33	$0.42	$0.75
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.05	0.15	0.05	0.06	0.10
Tax benefit of stock awards vested	(0.03)	-	-	-	(0.03)	(0.01)	-	(0.01)
Purchase amortization	-	-	-	-	-	-	-	-
Restructuring charge	-	0.03	-	-	0.03	-	-	-
U.S. Tax Cuts and Jobs Act impact	-	-	-	0.04	0.04	(0.01)	-	-
Adjusted Diluted EPS	$0.42	$0.50	$0.51	$0.45	$1.87	$0.37	$0.47	$0.84
Fully Diluted Shares	70,247	69,421	69,135	68,791	69,424	67,736	66,535	67,132

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$113,115	$123,658	$124,833	$115,543	$477,149	$104,615	$112,945	$217,560
EMEA	23,360	22,028	18,453	21,508	85,349	19,164	21,356	40,520
APAC	7,014	8,455	9,597	7,035	32,101	6,790	7,570	14,360
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$272,440

GAAP Operating Income:
Americas	$28,713	$35,717	$39,295	$32,968	$136,693	$20,318	$26,589	$46,907
EMEA	10,754	9,995	7,128	7,952	35,829	5,475	6,252	11,727
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	4,881
	$41,720	$49,259	$51,096	$43,570	$185,645	$27,830	$35,685	$63,515

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,472	$2,796	$3,773	$5,188	$16,229	$4,343	$4,927	$9,270
Purchase amortization	107	108	108	107	430	107	108	215
Restructuring charge	-	2,908	(77)	(18)	2,813	-	-	-
	$4,579	$5,812	$3,804	$5,277	$19,472	$4,450	$5,035	$9,485

EMEA:
Restructuring charge	-	114	-	(6)	108	-	-	-

Adjusted non-GAAP Operating Income:
Americas	$33,292	$41,529	$43,099	$38,245	$156,165	$24,768	$31,624	$56,392
EMEA	10,754	10,109	7,128	7,946	35,937	5,475	6,252	11,727
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	4,881
	$46,299	$55,185	$54,900	$48,841	$205,225	$32,280	$40,720	$73,000

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(1,547)	$(1,219)	$536	$1,820	$(410)	$2,781	$1,699	$4,480
Costs and expenses	(789)	(396)	723	1,485	1,023	2,328	831	3,159
Operating income	(758)	(823)	(187)	335	(1,433)	453	868	1,321
Foreign currency (losses) gains in other income	(646)	(348)	(81)	(771)	(1,846)	366	705	1,071
	$(1,404)	$(1,171)	$(268)	$(436)	$(3,279)	$819	$1,573	$2,392

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$(70)	$(326)	$(338)	$(345)	$(1,079)	$(360)	$359	$(1)
Foreign currency (losses) gains in other income	(320)	(190)	71	(43)	(482)	210	1,120	1,330
Total impact of changes in the Indian Rupee	$(390)	$(516)	$(267)	$(388)	$(1,561)	$(150)	$1,479	$1,329

4.Other income includes the following components (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$293	$264	$314	$303	$1,174	$347	$241	$588
Foreign currency (losses) gains	(646)	(348)	(81)	(771)	(1,846)	366	705	1,071
Other non-operating (expense) income	(18)	16	(26)	(112)	(140)	8	40	48
Total other (loss) income	$(371)	$(68)	$207	$(580)	$(812)	$721	$986	$1,707

5.Capital expenditures are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$789	$1,914	$1,194	$2,302	$6,199	$2,174	$1,881	$4,055

6.	Stock Repurchase Activity (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly announced buy-back program	1,004	535	-	1,156	2,695	1,158	1,082	2,240
Shares withheld for taxes due upon vesting of restricted stock	131	1	2	1	135	111	1	112
Total shares purchased	1,135	536	2	1,157	2,830	1,269	1,083	2,352

Total cash paid for shares purchased under publicly announced buy-back program	$49,978	$24,974	$-	$49,953	$124,905	$49,972	$47,876	$97,848
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	6,641	27	80	54	6,802	5,843	23	5,866
Total cash paid for shares repurchased	$56,619	$25,001	$80	$50,007	$131,707	$55,815	$47,899	$103,714

7.

Because of our business transition to Cloud Subscriptions, we have revised our presentations of revenue and related cost line items in our consolidated statements of income. We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenues, operating income or net income. The following table reflects the comparison between the former and new presentation (in thousands):

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD

Former Presentation:
Software license	$84,996	$22,773	$22,442	$18,794	$17,900	$81,909	$12,024	$18,350	$30,374
Services	467,286	108,833	116,828	115,555	110,394	451,610	111,701	118,504	230,205
Hardware and other	52,275	11,883	14,871	18,534	15,792	61,080	6,844	5,017	11,861
	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$272,440

Cost of license	$10,820	$2,240	$2,355	$2,830	$3,169	$10,594	$3,982	$5,534	$9,516
Cost of services	197,475	49,743	47,751	44,750	43,053	185,297	50,348	49,475	99,823
Cost of hardware and other	41,584	9,638	12,207	15,492	12,505	49,842	3,464	4,072	7,536
	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$116,875

New Presentation:
Software license	$79,213	$21,277	$20,064	$16,260	$14,712	$72,313	$7,555	$12,973	$20,528
Cloud subscriptions (a)	5,783	1,496	2,378	2,534	3,188	9,596	4,469	5,377	9,846
Maintenance	133,848	33,376	35,959	36,338	37,325	142,998	36,397	36,993	73,390
Services	351,785	79,781	85,327	84,211	77,183	326,502	78,757	82,267	161,024
Hardware	33,928	7,559	10,413	13,540	11,678	43,190	3,391	4,261	7,652
	$604,557	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$272,440

Cost of license	$6,818	$1,352	$1,438	$1,316	$1,377	$5,483	$1,308	$2,096	$3,404
Cost of cloud subscriptions, maintenance and services (b)	219,635	54,899	53,109	51,103	48,934	208,045	56,486	56,985	113,471
Cost of hardware	23,426	5,370	7,766	10,653	8,416	32,205	-	-	-
	$249,879	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$116,875

Reconciliation of GAAP to Non-GAAP Measures:

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD

Former Presentation:
Cost of services	$197,475	$49,743	$47,751	$44,750	$43,053	$185,297	$50,348	$49,475	$99,823
Equity-based compensation (c)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(2,673)
Adjusted Cost of services	$193,681	$48,602	$47,171	$43,875	$41,655	$181,303	$49,231	$47,919	$97,150

New Presentation:
Cost of cloud subscriptions, maintenance and services (b)	$219,635	$54,899	$53,109	$51,103	$48,934	$208,045	$56,486	$56,985	$113,471
Equity-based compensation (c)	(3,794)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(2,673)
Adjusted Cost of cloud subscriptions, maintenance and services	$215,841	$53,758	$52,529	$50,228	$47,536	$204,051	$55,369	$55,429	$110,798

(a) Cloud subscriptions includes software as a service (“SaaS”) and arrangements that provide customers the right to use our software within a cloud-based environment that we manage where the customer does not have the right to take possession of the software without significant penalties.

(b) Cost of cloud subscriptions, maintenance and services consists primarily of salaries and other personnel-related expenses of employees dedicated to cloud subscriptions; maintenance services; and professional and technical services as well as hosting fees.

(c) Adjusted results exclude all equity-based compensation to facilitate comparison with our competitors and peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date of this release.

8.

We adopted the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018. The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We adopted the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings as of January 1, 2018. We recorded historical hardware sales prior to the adoption of ASC606 on a gross basis, as we were the principal in the transaction in accordance with ASC 605-45. Under the new standard, we are an agent in the transaction as we do not physically control the hardware we sell. Accordingly, we recognize our hardware revenue net of related cost, which reduces both hardware revenue and cost of sales as compared to our accounting prior to 2018. We recognize and present our hardware revenue net of related cost under the new standard prospectively. For comparison purposes only, had we implemented ASC 606 using the full retrospective method, we would have presented hardware revenue net of expense in our 2017 quarterly financial results below:

	2016	2017					2018
	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD

Presentation of Hardware Revenue - Pre ASC 606 adoption:

Revenue
Hardware Revenue	$33,928	$7,559	$10,413	$13,540	$11,678	$43,190	$11,224	$16,252	$27,476

Cost of Revenue
Cost of Hardware	(23,426)	(5,370)	(7,766)	(10,653)	(8,416)	(32,205)	(7,833)	(11,991)	(19,824)

Hardware Revenue, net	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$7,652

Proforma Presentation of Hardware Revenue - Post ASC 606 Using Full Retrospective Method:

Hardware Revenue	$10,502	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$7,652